TBPE REGISTERED ENGINEERING FIRM F-1580                                                                FAX (713) 651-0849
1100 LOUISIANA    SUITE 4600   HOUSTON, TEXAS 77002-5294                                                    TELEPHONE (713) 651-9191

EXHIBIT 23.0

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the incorporation by reference for the years ending December 31, 2010 and 2011 in this Annual Report on Form 10-K prepared by U.S. Energy Corp. (the “Company”), of our reports relating to certain estimated quantities of the Company’s proved reserves of oil and gas, future net income and discounted future net income, effective December 31, 2010 and 2011.  We further consent to references to our firm under the headings “Oil and Natural Gas” and “Oil and Natural Gas Reserves (Unaudited).”

We also consent to the incorporation by reference of information from our reports in the Registration Statements on Form S-3 (Nos. 333-162607, 333-151637, 33-137139, 333-135958, 333-134800, and 333-124277) and Form S-8 (Nos. 333-108979, 33-74154, 333-166638, 333-180735 and 333-183911).

                         /s/ RYDER SCOTT COMPANY, L.P.

                         RYDER SCOTT COMPANY, L.P.
                         TBPE Firm Registration No. F-1580

Houston, Texas
March 14, 2013